UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

CDKNET.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22

North Plainfield, NJ 07060

(Address of Principal Executive Offices)

(908) 769-3232

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01	Entry Into A Material Agreement

Information required to be disclosed in this Item 1.01 is incorporated herein by reference to Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities

On April 26, 2005, CDKnet.com, Inc. (the “Company”) completed $300,000 of a private placement previously reported on Form 10-QSB for the period ended February 28, 2005. The Company sold an additional $300,000 of an authorized $750,000 principal 10% convertible, extendable notes due June 8, 2005 (the “Notes”), bringing the total principal sold to $650,000. The Company previously reported that it had sold $350,000 in March 2005.

The due date of the Notes may be extended at the Company’s option by payment of an extension fee aggregating $20,000 for the entire issue and paying interest due on the Notes to June 8, 2005. The Company may redeem the Notes prior to maturity for 120% of the principal, plus accrued interest and must redeem the Notes without premium to the extent of 33% of the proceeds from the sales of securities exceeding $1,000,000. Principal and accrued interest on the Notes is convertible at the holders’ option into shares of the Company’s common stock only after an event of default, as defined in the Notes at the lower of $0.67 or the average closing bid price of the Company’s common stock on the ten trading days preceding conversion. The conversion right is limited in that it may not be exercised by a holder to the extent it would result in such holder becoming the beneficial owner of more than 4.99% of the Company’s common stock. The Notes were issued with three year common stock warrant exercisable for $0.67 per share in the basis of one warrant for each $1 of principal. We agreed to pay a 10% commission, $11,000 of expenses, issue warrants identical to those issued to investors and shares of our common stock (on the basis of one warrant and one half share for each $10 of principal sold) to a foreign investment bank and an NASD registered broker-dealer as compensation for the offering. There was no public solicitation in connection with the offering.

The offering was made only to accredited and investors and is claimed to be exempt under Section 4(2) and 4(6) of the Securities Act of 1933, as amended, and, as to certain investors Regulation D and for transactions not involving a public offering and Regulation S for offerings not to U.S. Persons.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits.

10.1

Form of 10% convertible extendible note due June 8, 2005 in the aggregate authorized principal amount of $750,000. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-QSB for the quarter ended February 28, 2005)

10.2	Form of three year warrant exercisable at $0.67. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-QSB for the quarter ended February 28, 2005)
10.3

Form of registration rights agreement relating to the 10% convertible extendible notes and three year warrants. (Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-QSB for the quarter ended February 28, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

By:	/s/ Kirk. M. Warshaw
Kirk M. Warshaw, CFO

Date: May 4, 2005

3